SEVERANCE AGREEMENT AND RELEASE

     THIS SEVERANCE AGREEMENT and RELEASE ("Agreement") is entered into between Peter Johnson ("Executive') and Foamex International Inc., Foamex L.P., Foamex Carpet Cushion L.L.C. and all other affiliates and subsidiaries of Foamex International Inc. (collectively "Foamex"). Executive and Foamex are entering into this Agreement because Executive's employment with Foamex is terminating and the parties (a) wish to define the terms of Executive's separation from employment, and (b) wish to amicably resolve any and all claims and disputes which have been (or could have been) asserted by Executive against Foamex. Executive and Foamex agree that termination of the Executive's employment is for legitimate business reasons. This Agreement will supercede any previous Agreements between the parties, except as otherwise set forth in this Agreement.

     Specific terms and conditions:

     1 Termination of Employment. Executive's last day of work shall be October 31, 2002, which shall be defined as the "Termination Date".

     2 Severance Payment. Executive will receive a total of $750,000 (seven hundred fifty thousand dollars, less applicable taxes and withholdings) to be paid over the course of 24 months in accordance with the normal Foamex salaried payroll calendar beginning the Termination Date as part of the consideration for this Agreement.

     3 Supplemental Benefits. For a twenty-four (24) month period beginning on the Termination Date, Executive also will receive continued medical and dental coverage consistent with that available to Foamex employees which he would be otherwise entitled under COBRA. If such coverage is elected by Executive. he will be required only to make the normal employee contribution to medical benefits on a monthly basis during this period. Thereafter, Executive will be eligible to continue medical and dental coverage pursuant to COBRA at his own expense for a period of 18 months. All other benefits will terminate on the Termination Date. Executive will be provided with information by Mullin Consulting regarding options to acquire the split dollar life insurance policy on his life.

     4 Non-Competition. For a period of twenty-four (24) months beginning on the Termination Date, Executive shall not, directly or indirectly, whether as an employee, consultant, independent contractor, partner, or joint venturer, (i) perform any services for a competitor which has material operations which directly compete with the Company in the sale of any products sold by the company at the time of termination of Executive's employment; (ii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company to terminate such person's contract of employment or agency, as the case may be, with the Company or (iii) divert, or attempt to divert, any person, concern, or entity from doing business with the company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company. Notwithstanding anything herein to the contrary, this Section shall not prevent Executive from acquiring securities representing not more than 5% of the outstanding voting securities of any publicly held corporation.

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     5  Acknowledgment  of  Non-Competition  and  No  Solicitation   Provisions.
Executive expressly acknowledges and agrees that (a) he understands the scope and meaning of the restrictions set forth in Section 4 of this Agreement, (b) agrees that they are necessary and reasonable to protect Foamex's legitimate interests, (c) agrees that he has been well compensated though this Agreement for agreeing to these restrictions, (d) agrees that these restrictions will not prevent him from engaging in gainful and meaningful employment during their term. Failure to comply with any term set forth in Section 4 of this Agreement will result in Executive's forfeiture of the severance payment, but shall not relieve Executive of his obligations under this Agreement.

     6 Confidential Corporate Information. Executive agrees that he will not make use or or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with this employment. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information reasonably treated as confidential or as a trade secret by the Company. Executive's obligations under this Section shall not apply to any information which (i) is known publicly;
(ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of suchg information from the Company, as evidence by written records of Executive or
(iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company.

     7 General Release. In consideration for the severance payments and paid by Foamex as set forth above, and other good and valuable consideration set forth herein, Executive hereby releases Foamex, its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, and from any claims of any nature whatsoever, known or unknown, which Executive now has, claims to have, own, hold or which Executive at any time heretofore had, held, or claims to have, including without limitation, claims for: wrongful discharge; breach of covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; breach of contract or implied contract; negligence; misrepresentation; fraud; detrimental reliance; promissory estoppel; defamation; invasion of privacy; sexual harassment; breach of laws governing safety in the workplace; discrimination on the basis of sex, race, color, religion, age, national origin, status as a handicapped of disabled person or status of a non-citizen; any and all claims under the Age Discrimination in Employment Act ("ADEA"); any and all claims under Title VII of the Civil Rights Act of 1964; any and all claims under the Americans with Disabilities Act; any and all claims under state or local laws which prohibit improper discrimination; and any and all claims for benefits under the ERISA, except for all claims for vested pension benefits under ERISA.

       8 No Right to Re-employment. Executive hereby agrees and recognizes that his employment relationship with Foamex or its affiliates is being permanently and irrevocably severed and that Foamex has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

     9 Cooperative Conduct / Non Disparagement. Executive hereby agrees, as part of the consideration for this Agreement, to cooperate with reasonable requests by Foamex, in good faith and in a continuing manner. In addition, both parties agree that they shall refrain from conduct or statements which may be construed as disparaging or harmful to the other party or in the case of Foamex to any of its present, past, or future Directors, Officers or Employees individually or collectively.

     10 Additional Covenants and Acknowledgments. Executive further understands and agrees:

          a) that by signing this Agreement he is voluntarily making a full and final compromise and settlement of any and all claims, disputed or otherwise, arising out of his employment relationship with Foamex including claims under the Age Discrimination in Employment Act (ADEA) which he may have, and that this Agreement will preclude any further or additional claims arising out of said relationship, but will not preclude any claims which might arise after the Agreement is executed;

          b) that, in accordance with the federal law, the Executive has twenty-one (21) calendar days from the date this Agreement is received by him to consider and accept the Agreement by signing and returning it to Foamex, and if so accepted, another seven (7) calendar days to revoke that acceptance should he change his mind;

          c) that Executive has the right to consult any attorney prior to signing this Agreement and has been encouraged to do so by Foamex;

          d) that Foamex and Executive have agreed that the terms of the Agreement are and shall remain completely confidential, except that the parties may disclose the terms of this Agreement to legal counsel and tax advisors. In addition, Foamex may disclose the terms of this Agreement to those individuals whose services are required to authorize, implement, or enforce the terms of this Agreement. It is understood and agreed by Executive and Foamex, that those to whom disclosure may be made under this provision, also must keep the terms of this Agreement confidential;

          e) that Executive acknowledges that this Agreement is contractual and not a mere recital; and agrees that this Agreement shall be given full force and effect and that it shall be binding upon Executive's heirs, executors, successors, administrators and assigns.

     11 Rights Transferable to Executive's Estate. If Executive should die during the term of this Agreement, the remaining unpaid portion of his severance payment (if any) and his vested and unvested stock options will be transferred and assignable to his estate, to the extent permissible by law and the terms of the plan.

     12 Parties Covered by Agreement. The provisions of this Agreement shall inure to the benefit of Foamex, its successors and assigns, and shall be binding upon Foamex and Executive, and his heirs, personal representatives, and successors, including, without limitation, Executive's estate and executors, administrators, or trustees of such estate. In the event of the sale, merger, or consolidation of Foamex with or into any other corporation or entity, or in the event substantially all of the assets of Foamex shall be transferred to another entity, the successor to such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation, or sale, assume the obligations of Foamex hereunder and shall be substituted for Foamex in all respects.

     13 Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision of this Agreement, which shall remain in full force and effect. In the event that any provision of this Agreement (or part thereof) is determined to be invalid or unenforceable for any reason, that provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.

     14 Application of Agreement. Except for agreements between Executive and Foamex concerning certain stock option grants listed in Schedule "A" to this Agreement, upon execution of this Agreement, the Executive's employment with Foamex and termination thereof shall be governed exclusively by this Severance Agreement and Release, and this Agreement shall supersede any and all previously existing agreements and understandings between the parties.

     15 Period for Acceptance of Agreement. The terms of this Agreement shall remain open for acceptance by the Executive at any time before and including twenty-one (21) calendar days from the date this Agreement is received by the Executive. Should the Executive decline to execute this Agreement it is understood that the terms contained and offered herein are withdrawn without prejudice to the rights of Foamex.

     16 Applicable Law. The Agreement shall be construed and enforced under and in accordance with the laws of the Commonwealth of Pennsylvania.





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     Executive  represents  and certifies  that he has carefully  read and fully understands all of the provisions of this Agreement and that he is signing this Agreement voluntarily, of his own free will and without duress; and that Foamex, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Agreement other than contained herein.

     IN WITNESS THEREOF, the Executive has duly executed this Release and Agreement on this day of 21 November, 2002.

/s/ Peter W. Johnson                          21 November 2002
_____________________                         ____________________
Executive                                     Date


/s/ Gregory J. Christian                      21 November 2002
________________________                      ____________________
For Foamex International Inc.                 Date
Foamex L.P., Foamex Carpet Cushion LLC and Subsidiaries


     WITNESS: ______________________________________

       Tendered this ____ day of ____________, 19__, to _______________________

     by __________________________________, Title _____________________________